77 Q1: Exhibit (other)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008

FILE NUMBER 811-8194

SERIES NO.: 7

72DD.

1. Total income dividends for which record date passed during the period

Class A

  0

2.  Dividends for a second class of open-end company shares

Class I

  0

Class R

  0

73A.

1. Dividends from net investment income

Class A

 $0.0000

2. Dividends for a second class of open-end company shares

Class I

 $0.0000

Class R

 $0.0000

74U.

1.   Number of shares outstanding (000's Omitted)

               Class A

 6,993

2.  Number of shares outstanding (000’s omitted) of a second class of shares for an open-ended company

Class I

 2,714

Class R

 0

74V.

1.   Net asset value per share (to nearest cent)

Class A

$4.80

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

Class I

$4.82

Class R

$4.79